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                                                                   EXHIBIT 5.01



                                  May 6, 1998


Excite, Inc.
555 Broadway
Redwood City, California 94063

Gentlemen/Ladies:

           At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission on or about May 6, 1998 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 148,293 shares of your Common Stock (the "Stock") subject to issuance by you pursuant to the exercise of options originally granted by Throw Inc. ("Throw") and Classifieds2000, Inc. ("Classifieds2000"), which options were assumed and converted into options to purchase Stock (the "Assumed Options") pursuant to the terms of the Agreement and Plan of Reorganization dated as of April 8, 1998 by and among, Excite, Inc. ("Excite"), Clwyd Corporation ("Clwyd"), Throw Inc. ("Throw") and Scott Moody (the "Throw Agreement"), and the Agreement and Plan of Reorganization dated as of March 31, 1998 by and among Excite, Excite 2000 Acquisition Corporation ("Excite 2000"), Classifieds2000, Sani El-Fishawy and Karim El-Fishawy (the "Classifieds2000 Agreement").

           In rendering this opinion, we have examined the following:

          (1) the Registration Statement, together with the Exhibits filed as a part thereof;

          (2) minutes of the meeting of your Board of Directors dated March 27, 1998 relating to the acquisitions by Excite, Inc. ("Excite") of Throw and Classifieds2000 and the assumption of options to purchase shares of Common Stock of Throw and Classifieds2000;

          (3) the resolutions of Excite dated March 27, 1998 as the sole stockholder of Clwyd;

          (4) the Articles of Incorporation and Bylaws of Excite, both as certified by Excite on March 27, 1998;

          (5)  the Throw Agreement and the Classifieds2000 Agreement;

          (6)  the Certificate of Merger with respect to Throw.

          (7)  the Agreement of Merger with respect to Classifieds2000.

          (8) a list of outstanding shares of Excite Common Stock, warrants and options, dated as of April 30, 1998 which you have provided us;

          (9) the Throw Inc. 1996 Stock Option Plan and the Classifieds2000, Inc. Amended and Restated 1996 Stock Option Plan; and

          (10) a Management Certificate of even date herewith in which you have given us certain factual representations.

           In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the legal capacity of all natural persons, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the lack of any undisclosed terminations, modifications, waivers or amendments to any documents reviewed by us and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.



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Excite, Inc.
May 6, 1998
Page 2


           As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information included in the documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would lead us to believe that the opinion expressed herein is not accurate.

           Based upon the foregoing, it is our opinion that the 148,293 shares of Stock that may be issued and sold by you, when issued and sold in the manner referred to in the S-8 prospectuses associated with the Registration Statement and in accordance with the applicable Throw Stock Option Agreement or Classifieds2000 Stock Option Agreement, as applicable, pursuant to which the applicable Assumed Options were granted, will be validly issued, fully paid and nonassessable.

           We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

           This opinion speaks only as of its date and is intended solely for the use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.



                                            Very truly yours,


                                            FENWICK & WEST LLP




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